Registration No. 333-284723

As filed with the Securities and Exchange Commission on February 11, 2025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No 1 to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EASTSIDE DISTILLING, INC.

(Exact name of registrant as specified in its charter)

Nevada	2080	20-3937596
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

755 Main Street

Building 4, Suite 3

Monroe, CT 06468

(458) 800-9154

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Geoffrey Gwin

Chief Executive Officer

Beeline Holdings

755 Main Street

Building 4, Suite 3

Monroe, CT 06468

(458) 800-9154

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Harvey Kesner, Esq.

Law Office of Harvey Kesner P.C.

305 Broadway, Suite 700

New York, NY 10007

(646) 678-2543

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED FEBRUARY 11, 2025

Eastside Distilling, Inc.

(dba Beeline Holdings)

$100,000,000

Common Stock

Preferred Stock

Warrants

Units

Up to 83,105,133 Shares of Common Stock Offered by Selling Stockholders

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, or a combination of these securities, or units, for an aggregate initial offering price of up to $100,000,000. In addition, the selling stockholders may from time to time offer to sell up to 83,105,133 shares of our common stock. We will not receive any of the proceeds from the sale of common stock by the selling stockholders. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell, or a selling stockholder offers and sells, securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is currently listed on the Nasdaq Capital Market under the symbol “BLNE.” On February 4, 2025, the last reported sales price for our common stock was $0.69 per share.

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 4, in addition to Risk Factors contained in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any State securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We, or a selling stockholder, may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. See “Plan of Distribution.”

The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates, or our public float, was approximately $2,664,499 as of January 30, 2025. Accordingly, we are eligible to use Form S-3 for primary offerings pursuant to General Instruction I.B.1.

The date of this prospectus is February 11, 2025.

You should rely only on information contained in this prospectus. We and the selling stockholders have not, and the underwriter has not, authorized anyone to provide you with additional information or information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one of more offerings up to a total dollar amount of proceeds of $100,000,000. The selling stockholders may sell up to 83,105,133 shares of common stock in one or more offerings. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time we, or a selling stockholder sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement that contains specific information about the terms of the securities being offered may also include a discussion of certain U.S. Federal income tax consequences and any risk factors or other special considerations applicable to those securities. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying any securities in this offering.

The terms “Beeline” “Beeline Holdings,” the “Company,” “we,” “our” or “us” in this prospectus refer to Eastside Distilling, Inc. (dba Beeline Holdings), and its subsidiaries, unless the context suggests otherwise.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements include statements regarding our expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding our market, strategy, competition, development plans (including acquisitions and expansion), financing, revenues, operations, and compliance with applicable laws. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially from such forward-looking statements include the risks described in greater detail in the following paragraphs. All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement. Market data used throughout this prospectus is based on published third party reports or the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information.

SUMMARY

Eastside Distilling, Inc. is a Nevada corporation incorporated in 2004 with its principal place of business in Monroe, Connecticut. In January of 2025, it registered the dba “Beeline Holdings” and has two wholly-owned subsidiaries Beeline Financial Holdings, Inc. (“Beeline Financial”) and Bridgetown Spirits Corp. (“Spirits”). The Company commenced trading on NASDAQ under the symbol “BLNE” on January 27, 2025.

Recent Developments

Authorized Common Stock Increase

On January 27, 2025, our stockholders approved an amendment to our Articles of Incorporation increasing to 100,000,000 the number of authorized shares of common stock, par value $0.0001 per share “Common Stock”.

Reverse Stock Split

On February 4, 2025, our Board of Directors set 1:10 as the reverse split and set a record date between February 25, 2025 and March 3, 2025 for the effectiveness of the reverse split. On December 23, 2024, our stockholders approved a reverse stock split of our Common Stock in a range from 1:2 to 1:10 as determined by the Board of Directors.

Equity Line of Credit

On December 31, 2024, we entered into a Common Stock Purchase Agreement and Registration Rights Agreement with an institutional investor pursuant to which we agreed to sell, and the purchaser agreed to purchase, up to $35 million of our common stock, subject to a limit of 19.99% of our Common Stock outstanding prior to receiving necessary approval of our stockholders in accordance with NASDAQ requirements. We sold $150,000 of our Series G Convertible Preferred Stock to the investor in connection with the Stock Purchase Agreement.

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Executive Loans

On December 31, 2024, Beeline Financial’s founder and Chief Executive Officer advanced $700,000 to Beeline Financial and received a demand promissory note. The executive’s loan accrues interest at a rate of 8% per annum and is payable within 15 days of demand by the executive.

Beeline Financial’s founder and Chief Executive Officer purchased the following: on December 23, 2024, $500,000 of units consisting of 980,392 shares of Series G Convertible Preferred Stock and 490,196 warrants to purchase shares of common stock; on December 27, 2024, $425,000 of units consisting of 833,333 shares of Series G Convertible Preferred Stock and 416,667 warrants to purchase shares of common stock; and on December 31, 2024, $75,000 of units consisting of 147,059 shares of Series G Convertible Preferred Stock and 73,529 warrants to purchase shares of common stock.

The Company’s director Joseph Freedman on January 17, 2025, purchased $121,593 of units consisting of 238,414 shares of Series G Convertible Preferred Stock and 119,209 warrants to purchase shares of common stock.

Sales of Units

On November 22 and 25, 2024, the Company on sales of $350,000 in common stock and warrants. We issued 686,205 shares of common stock and 343,136 warrants.

From November 26, 2024 to January 29, 2025, the Company sold 3,992,157 shares of Series G Convertible Preferred Stock and warrants to purchase a total of 1,996,077 shares of common stock for total gross proceeds of $3,157,593.

On December 31, 2024, the Company issued to Joseph Gunnar & Co., LLC, its former investment banker, 250,000 shares of Series G as consideration for the waiver and release of certain contractual rights under which the Company also paid $100,000 and provided registration rights with respect to the shares of common stock issuable upon conversion of the Series G.

We issued C/M Capital Master Fund LP (“C/M” or the “Purchaser”) 573,925 shares of Series G pursuant to the ELOC. On December 31, 2024, an affiliate of the Purchaser purchased 294,118 shares of Series G and 147,059 G Warrants in the Series G and G Warrant offering in exchange for $150,000.

In January 2025, we issued a consultant 264,796 shares of Series G as payment for past services, and may issue the consultant $10,000 per month of Series G or common stock (subject to shareholder approval) in lieu of cash payments.

Sale of OID Notes

On November 14, 2024, the Company sold $1,938,000 of principal amount of senior secured notes and pre-funded warrants to purchase 363,602 shares of common stock for gross proceeds of $1,615,000. The notes have a maturity date of 120 days following issuance and include a 20% original issue discount and do not bear interest until event of default, and thereafter at a rate of 18% per annum. If the note remains outstanding for 180 days, the note requires a special one-time interest payment of 30% which will increase the principal of each note accordingly. Upon the occurrence of an Event of Default, each investor also has the right to require the Company to pay all or any portion of the note at a 25% premium. Further, the Company is required to prepay the notes in connection with certain sales of securities or assets at each Investor’s election in an amount equal to 35% of the gross proceeds from such sales. The Company also has the right to prepay all, but not less than all, of the outstanding amounts under the notes, at its election. The notes contain certain restrictive covenants, including covenants precluding the Company and its subsidiaries from incurring indebtedness, transferring assets, changing the nature of its business, and engaging in certain other actions, subject to certain exceptions.

The warrants have a term of five years from issuance and are exercisable at an exercise price of $0.50 per share (of which $0.001 per share was pre-funded by each Investor). The warrants will be exercisable beginning upon shareholder approval of the issuance of the Common Stock issuable upon exercise of such warrants in accordance with the rules of The Nasdaq Capital Market and an increase in the authorized Common Stock of the Company. If at any time after exercising the warrants, there is no effective registration statement registering, or the prospectus contained therein is not available for use, then the warrants may also be exercised, in whole or in part, by means of a “cashless exercise.”

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Acquisition of Beeline Financial Holdings, Inc.

On October 7, 2024, we closed the transaction contemplated by the Agreement and Plan of Merger and Reorganization, as amended, pursuant to which Beeline Financial became a wholly-owned subsidiary of the Company.

Business Overview

Beeline Financial is a fintech mortgage lender and title provider aimed at transforming the home loan process into a shorter, easier path than conventional mortgage lending through an online digital experience. Beeline Financial has built a proprietary mortgage and title platform leveraging advanced technical tools with sophisticated language learning models and combining an appropriate amount of human interaction to create a better outcome for mortgage borrowers.

Bridgetown Spirits Corp. manufactures, blends, bottles, markets and sells a wide variety of alcoholic beverages, including whiskey, vodka, rum and tequila, under recognized brands in 30 states. We sell our products on a wholesale basis to distributors through open states, and brokers in control states.

RISK FACTORS

Any investment in our securities involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our securities. Our business, financial condition and results of operations could be materially adversely affected by these risks if any of them actually occur. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face as described below and elsewhere in this prospectus.

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.

Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information”.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including working capital.

We will not receive any proceeds from the sale of shares of common stock by the selling stockholders.

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DESCRIPTION OF STOCK

Our authorized capital stock consists of 100,000,000 shares of Common Stock, par value $0.0001 per share, of which 4,689,503 shares are outstanding as of January 31, 2025, and 100,000,000 shares of “blank check” preferred stock, par value $0.0001 per share, 2,500,000 shares of Series B are authorized and outstanding, 255,474 shares of Series D are authorized, of which 255,474 shares are outstanding, 200,000 shares of Series E are authorized, of which shares 200,000 are outstanding, 70,000,000 shares of Series F are authorized, of which 69,085,562 shares are outstanding, 1,000,000 shares of Series F-1 are authorized, of which 517,775 shares are outstanding, and 11,000,000 shares of Series G are authorized, of which 7,280,080 shares are outstanding. Our Common Stock is traded on the Nasdaq Capital Market under the symbol “BLNE”.

The following description summarizes the material terms of our securities, which does not purport to be complete and is qualified in its entirety by reference to our Amended and Restated Articles of Incorporation, Certificate of Designations, Rights, and Preferences of the Series B, Series D, Series E, Series F, Series F-1, and Series G, as applicable, each of which are filed as an exhibit to the Registration Statement of which this Prospectus is a part, and to the applicable provisions of Nevada law, including the Nevada Revised Statutes.

Common Stock

Each holder of Common Stock is entitled to one vote for each share held on all matters to be voted upon by the stockholders. At any meeting of the stockholders, a quorum as to any matter shall consist of one-third of the votes entitled to be cast on the matter, except where a larger quorum is required by law.

Holders of our Common Stock are entitled to receive dividends declared by our Board out of funds legally available for the payment of dividends, subject to the rights, if any, of preferred stockholders. In the event of our liquidation, dissolution or winding up, holders of Common Stock are entitled to share ratably in all of our assets remaining after we pay our liabilities and distribute the liquidation preference of any then outstanding preferred stock. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of holders of any series of preferred stock that we may designate and issue in the future. Holders of Common Stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the Common Stock.

Series B

Each share of Series B has a stated value of $1.00, and the entire series of stock has a liquidation preference of $2.5 million. The Series B is convertible into shares of the Company’s Common Stock at $62.00 per share. The holder of Series B has voting rights on an as-converted basis. The Series B accrues dividends at a rate of 6% per annum, payable annually on the last day of December of each year. In 2024, it was paid earlier in Common Stock. Dividends shall accrue from day to day, whether or not declared, and shall be cumulative. Dividends are payable at the Company’s option either in cash or “in kind” in shares of Common Stock; provided, however that dividends may only be paid in cash following the fiscal year in which the Company has net income (as shown in its audited financial statements contained in its Annual Report on Form 10-K for such year) of at least $0.5 million. For “in-kind” dividends, holders will receive that number of shares of Common Stock equal to (i) the amount of the dividend payment due such stockholder divided by (ii) the volume weighted average price of the Common Stock (“VWAP”) for the 90 trading days immediately preceding a dividend date. each of the Series B has a liquidation preference equal to the stated value and is senior to all other equity securities. The Series B conversion price and the floor price will be subject to equitable adjustment in the event of stock splits, reverse splits and similar events.

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Series D

Each share of Series D has a stated value of $10.00. The Series D is non-voting. In the event that Eastside declares a dividend payable in cash or stock to holders of any class of the Company’s stock (including the Series B), the holder of a share of Series D will be entitled to receive an equivalent dividend on an as-converted basis. In the event of a liquidation of Eastside, the holders of Series D will share in the distribution of Eastside’s net assets on an as-converted basis equally with the Series C and Series E, subordinate only to the senior position of the Series B. Each share of Series D is convertible into Common Stock by a conversion ratio equal to the stated value of the Series D share divided by the Series D conversion price. The initial Series D conversion price is $1.80 per share of Common Stock. The two holders of the Series D each were investors in the Private Placement. We entered into a letter agreement in connection with the Private Placement where we agreed that the two holders could convert $333,333 of the stated value of the Series D into Common Stock beginning April 7, 2025 at the lower of $0.50 per share of the five-day VWAP ending on April 7, 2024, subject to a floor of $0.25 per share. The number of shares of Common Stock into which a holder may convert Series D is limited by a beneficial ownership limitation of 9.99%. The Series D conversion price and the floor price will be subject to equitable adjustment in the event of stock splits, reverse splits and similar events.

Series E

Each share of Series E has a stated value of $10.00. The Series E is non-voting. In the event that Eastside declares a dividend payable in cash or stock to holders of any class of the Company’s stock (including the Series B), the holder of a share of Series E will be entitled to receive an equivalent dividend on an as-converted basis. In the event of a liquidation of the Company, the holders of Series E will share in the distribution of Eastside’s net assets on an as-converted basis together with the holders of the Series D, subordinate only to the senior position of the Series B.

Commencing 390 days after October 7, 2024, (the “Measurement Date”), each share of Series E will be convertible into Common Stock by a conversion ratio equal to the stated value of the Series E share divided by the Series E conversion price. The Series E conversion price on and after the Measurement Date will equal the average of the VWAP for the five trading days immediately preceding the Measurement Date, subject to a floor price of $0.25 per share. The Series E conversion price and the floor price will be subject to equitable adjustment in the event of stock splits, reverse splits and similar events. The number of shares of Common Stock into which a holder may convert Series E is limited by a beneficial ownership limitation, which restricts the number of shares of Company Common Stock that the holder and its affiliates may beneficially own after the conversion to 9.99%.

Series F

Each share of Series F has a stated value of $0.50. The holders of Series F have no conversion or voting rights prior to stockholder approval of such actions. The Series F was issued to the former Company stockholders in the Merger. In the event of a liquidation of Eastside, the holders of Series F will share in the distribution of Eastside’s net assets on an as-converted basis, subordinate only to the Series B, Series D and Series E.

If the stockholders of Eastside approve the conversion of the Series F, each share of Series F will be convertible into Common Stock by a conversion ratio equal to the stated value of the Series F share divided by the Series F conversion price. The initial Series F conversion price is $0.50 per share (or on a one-to-one share basis), subject to adjustment as provided therein including a floor price of 20% of the Nasdaq Minimum Price. Subject to stockholder approval, the Series F has voting rights on an as-converted basis. The Series F conversion price and floor price are subject to equitable adjustment in the event of a stock split, reverse split and similar events. The number of shares of Common Stock into which a holder may convert Series F will be limited by a beneficial ownership limitation, which restricts the number of shares of Company Common Stock that the holder and its affiliates may beneficially own after the conversion to 4.99%. That beneficial ownership limitation does not, however, apply to holders who are subject to Section 16 of the Exchange Act by virtue of being an executive officer or director of the Company which presently only applies to the Company’s Chief Executive Officer. The number of shares of Common Stock issuable upon conversion of the Series F is also subject to adjustment as described below under “Series F and Series F-1 Special Adjustment Feature.”

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Series F-1

The Series F-1 was issued to former Company stockholders in the Merger. The Series F-1 was designed to be equivalent to our Common Stock. Because of our limited authorized capital, we elected to use the Series F-1. The Series F-1 is convertible into Common Stock by dividing the stated value ($0.50 per share) by the conversion price ($0.50 per share). As a result, upon conversion each share of Series F-1 converts into Common Stock on a one-on-one basis. The Series F-1 has voting rights on an as-converted basis. The number of shares of Common Stock into which a holder may convert Series F-1 will be limited by a beneficial ownership limitation, which is 4.99%. That beneficial ownership limitation does not, however, apply to holders who are subject to Section 16 of the Exchange Act by virtue of being an executive officer or director of the Company In the event of a liquidation of Eastside, the holders of Series F-1 will share in the distribution of the Company’s net assets on an as-converted basis, subordinate only to the senior position of the Series B, Series D and Series E.

Series F and F-1 Special Adjustment Feature

If stockholder approval of the voting and conversion of the Series F occurs, the Series F and Series F-1 were, as of October 7, 2024, equal to 82.5% of Common Stock outstanding on a fully diluted basis (the “Stated Percentage”). In addition, with respect to each of the Series F and Series F-1, if during the two years ending October 7, 2026 the sum of (i) the shares of Common Stock outstanding on October 7, 2024, plus (ii) shares issuable on conversion of Series B, Series C, Series D and Series E, plus (iii) shares issuable on conversion of securities issued in the initial financing of the post-Merger company of at least $1.5 million and less than $3.25 million, (iv) plus shares issued to settle pre-existing liabilities (collectively, the “Measuring Shares”) exceeds 14,848,485 (the “Maximum Amount”), then the Series F and Series F-1 conversion rates will be adjusted to maintain the Stated Percentage of the shares of Common Stock issuable upon conversion of the Series F and Series F-1 relative to the Measuring Shares, subject to a cap of 70 million shares of Common Stock. Likewise, if the number of Measuring Shares on October 7, 2025, is less than 14,848,485, then the Series F and Series F-1 conversion rates will be adjusted to retain the Stated Percentage of shares issuable on conversion of the Series F and Series F-1 relative to Measuring Shares of 82.5%. All adjustments are subject to a floor price equal to 20% of the Minimum Price as defined in the Nasdaq Rules as long as the Common Stock trades on The Nasdaq Capital Market.

In connection with the adjustment provisions described above for a period of one year from the issuance date, 10% of the shares of Common Stock underlying the Series F and Series F-1 are subject to lock-up restrictions, and potential reduction in the underlying shares of Common Stock to the extent the Measuring Shares are less than the Maximum Amount, which if applicable will apply on a pro rata basis as to the holders thereof so as to preserve the Stated Percentage.

If our Common Stock is de-listed from Nasdaq, the various stockholder approvals will not be required for conversion and exercise, except for the increase in authorized Common Stock.

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Series G Convertible Preferred Stock

Each share of Series G Convertible Preferred Stock (“Series G”) has a stated value of $0.51. The holder of Series G has no conversion or voting rights prior to stockholder approval of such actions. In the event of a liquidation of Eastside, the holders of Series G will share in the distribution of Eastside’s net assets on an as-converted basis, subordinate only to the Series B, Series D and Series E.

If the stockholders of the Company approve the conversion of the Series G, each share of Series G will be convertible into Common Stock by a conversion ratio equal to the stated value of the Series G share divided by the Series G conversion price. The initial Series G conversion price is $0.51 per share, subject to adjustment as provided therein including in the event of an issuance of Common Stock or Common Stock equivalents at a price per share that is less than the conversion price, subject to a floor price of 20% of the Nasdaq Minimum Price as of the initial closing date of the offering of such Series G. The Series G conversion price is subject to equitable adjustment in the event of a stock split, reverse split and similar events. The number of shares of Common Stock into which a holder may convert Series G will be limited by a beneficial ownership limitation, which restricts the number of shares of our Common Stock that the holder and its affiliates may beneficially own after the conversion to 4.99%.

SELLING STOCKHOLDERS

The shares of Common Stock being offered by the Selling Stockholders are those issuable to the Selling Stockholders upon conversion of the Series D, Series E, Series F, Series F-1 and Series G, as well as warrants that were issued in various transactions as described above (the “Derivative Securities”). We are registering the Shares in order to permit the Selling Stockholders to offer the Shares for resale from time-to-time. Except for Joseph Gunnar & Co., LLC’s former role as placement agent and financial advisor for the Company and Beeline and the ownership of the Debentures and the Derivative Securities, the Selling Stockholders have not had any material relationship with us within the past three years.

Because of limitations imposed by Nasdaq, the Shares cannot be sold until our stockholders have approved their issuance. We are filing a Definitive Proxy Statement with the SEC for purposes of holding a Special Meeting of Stockholders on March 3, 2025 for purposes of approving certain issuances of shares, including the Shares to which this Prospectus relates (the “Special Meeting”).

The table below lists the Selling Stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of Common Stock held by each of the Selling Stockholders. The second column lists the number of shares of Common Stock beneficially owned by the Selling Stockholders, based on their respective ownership of shares of Common Stock, as of the date of this Prospectus, giving effect to the conversion and exercise of the Derivative Securities held by each such Selling Stockholder as of such date subject to beneficial ownership limitations set forth therein.

The third column lists the shares of Common Stock being offered by this Prospect by the Selling Stockholders and does not take into account any limitations on conversion of the Derivative Securities.

We have agreed to register the public sale of the shares of Common Stock issuable upon exercise of the Derivative Securities. This Prospectus generally covers the public sale of the number of shares of Common Stock issuable pursuant to the Derivative Securities. Because the conversion price of the Derivative Securities may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this Prospectus. The fourth column assumes the conversion of and issuance of shares of Common Stock underlying the Derivative Securities and the sale of all of the Shares offered by the Selling Stockholders pursuant to this Prospectus.

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Under the terms of the respective securities, a Selling Stockholder may not convert a Derivative Securities to the extent (but only to the extent) such Selling Stockholder or any of its affiliates would beneficially own a number of shares of our Common Stock which would exceed 4.99% (the “Maximum Percentage”) of the outstanding shares of the Company. The number of Shares in the second column reflects these limitations. The Selling Stockholders may sell all, some or none of their shares in this Offering. See “Plan of Distribution.”

	Number of Shares of Common Stock Beneficially Owned Prior to Offering(1)		Maximum Number of Shares to be Sold Pursuant to this Prospectus(2)	Number of Shares of Common Stock Owned After Offering(3)
10A10, LLC	145,073	*	145,073	-	*
ACM Alamosa I LP	785,681	*	785,681	-	*
ACM Alamosa I-A LP	509,615	*	509,615	-	*
Albert D. Smith IV	50,101	*	50,101	-	*
Allan Evans	150,000	*	150,000	-	*
Anthony D. Dinovella Jr	16,928	*	16,928	-	*
Anthony R. Petito	362,554	*	362,554	-	*
Barbara Mey	130,469	*	130,469	-	*
BDLAX, LLC	766,928	*	766,928	-	*
Better Living Options, LLC	98,063	*	98,063	-	*
Bigger Capital Fund, LP	1,025,353	1%	1,025,353	-	*
Bigui Huang	188,143	*	188,143	-	*
Bobby Yadegar	397,748	*	397,748	-	*
Business Development Company of Rhode Island	12,622	*	12,622	-	*
Campbell Peck	31,981	*	31,981	-	*
Cathryn and James Connell	279,412	*	279,412	-	*
Cavalry Investment Fund, LP	9,613,290	11%	9,613,290	-	*
Cerilli Family Trust DTD 11-26-2024 (Ben Cerilli)	105,883	*	105,883	-	*
Chris Liuzza	32,618	*	32,618	-	*
Clint White	211,748	*	211,748	-	*
Clore Insurance Group, Inc.	119,322	*	119,322	-	*
Coolidge Consulting LLC	34,962	*	34,962	-	*
David Brown	14,628	*	14,628	-	*
David L. Delaro	98,039	*	98,039	-	*
District 2 Capital Fund LP	1,544,041	2%	1,544,041	-	*
Donald M. Troppoli	360,573	*	360,573	-	*
Donald Rogers & Maria Hoksbergen	159,098	*	159,098	-	*
EF Corporate Holdings LLC	411,502	*	411,502	-	*
El Moto Pty Ltd. as trustee for El Pulpo Trust	275,694	*	275,694	-	*
Ellington Financial REIT	1,546,307	2%	1,546,307	-	*
Equity Trust Company Custodian FBO Paul Jon Solit IRA	294,117	*	294,117	-	*
Eric Dannheim	589,931	*	589,931	-	*
Finley Peck	31,981	*	31,981	-	*
Frank Deus	297,275	*	297,275	-	*
G&G Hebblewhite Partnership	225,545	*	225,545	-	*
Geaux For Broke LLC	381,748	*	381,748	-	*
Geoff and Trish O’Keefe	111,554	*	111,554	-	*
Geoffrey M. Parillo	1,253,371	1%	1,253,371	-	*
George and Sylvia Putnam Estate Trust	187,496	*	187,496	-	*
George Hutchinson	81,544	*	81,544	-	*
George Putnam	237,069	*	237,069	-	*
Gordon Holmes	1,684,716	2%	1,684,716	-	*
Harold Schein	117,647	*	117,647	-	*
Harrison SMSF Pty Ltd as trustee for the Harrison SMSF	98,412	*	98,412	-	*
Harvey Kesner	300,059	*	300,059	-	*
Henryk Slabosz and Janet Thelma Slabosz as Trustees for the Slabosz Family Superannuation Fund	14,825	*	14,825	-	*
Honey Jar Investments Pty Ltd ATF The Honey Jar Investment Trust	571,594	*	571,594	-	*
Honey Pot Investment Trust	422,204	*	422,204	-	*
Hoover Consulting LLC	34,962	*	34,962	-	*
Howard Shaw (Bill)	221,911	*	221,911	-	*
Hubert Jolly	85,656	*	85,656	-	*
Jaime Renee Millar	225,545	*	225,545	-	*
James Connell	163,087	*	163,087	-	*
Jared Larsen	399,363	*	399,363	-	*
Jared Larsen GST Family Trust	37,135	*	37,135	-	*

9

	Number of Shares of Common Stock Beneficially Owned Prior to Offering(1)		Maximum Number of Shares to be Sold Pursuant to this Prospectus(2)	Number of Shares of Common Stock Owned After Offering(3)
Jeanne Guglielmi	1,435,710	2%	1,435,710	-	*
Jeb Bowden	994,369	1%	994,369	-	*
Jessica N. Kennedy	237,288	*	237,288	-	*
Jim Hook	81,544	*	81,544	-	*
Joanne B. Sanders Revocable Trust 1	94,812	*	94,812	-	*
Joanne Sanders	81,544	*	81,544	-	*
John Jurkovich	392,822	*	392,822	-	*
John Murphy	477,299	*	477,299	-	*
John N. Chandler	937,208	1%	937,208	-	*
John Nash	1,897,276	2%	1,897,276	-	*
John Peck	95,562	*	95,562	-	*
John Putman	326,171	*	326,171	-	*
Jonathan Vasquez	978	*	978	-	*
Joseph D. Freedman	895,809	1%	895,809	-	*
Joseph Gunnar & Co. LLC	250,000	*	250,000	-	*
K&J Family Trust	52,443	*	52,443	-	*
Kane Investment Trust	437,096	*	437,096	-	*
Keba Henderson Trust	17,075	*	17,075	-	*
Kelly and Jade Masters	13,621	*	13,621	-	*
Kenan Diao	5,675	*	5,675	-	*
Kimberly Cox	385,000	*	385,000	-	*
Lagniappe, LLC	25,099	*	25,099	-	*
Lawrence J. Buckley	100,716	*	100,716	-	*
Lyn and Margaret Comfort	56,313	*	56,313	-	*
Lyn Comfort	730,588	*	730,588	-	*
Lyncean Limited Partnership I	192,383	*	192,383	-	*
Madhuri Reddy	2,886	*	2,886	-	*
Mark Bardorf	409,472	*	409,472	-	*
Marshall Gwinn Huggins Revocable Trust Dated July 13, 2017	1,524,273	2%	1,524,273	-	*
Matthew Campbell	269,608	*	269,608	-	*
Matthew Liuzza	12,231	*	12,231	-	*
Michael Laughlin	792,952	*	792,952	-	*
Mirage Exploration, Inc.	429,212	*	429,212	-	*
Mona E. Marcel	210,860	*	210,860	-	*
MPD Alternative Pty Ltd as trustee for MPD Alternative Trust	798,468	*	798,468	-	*
Murray Hill Partners, LLC	49,050	*	49,050	-	*
Nicholas R. Liuzza Jr Trust - 2020	1,872,160	2%	1,872,160	-	*
Nicholas R. Liuzza, Jr.	19,393,731	22%	19,393,731	-	*
Nicholas Seminario	159,098	*	159,098	-	*
Pacificus Partners, LLC	461,551	*	461,551	-	*
Pat Bowen	244,626	*	244,626	-	*
Patrick Fitzgerald	101,325	*	101,325	-	*
Paul Auersperg	159,098	*	159,098	-	*
Paul Rabinowitz	2,832,773	3%	2,832,773	-	*
Paul Sailor	1,323,529	2%	1,323,529	-	*
Paul Spiteri	492,371	*	492,371	-	*
Peck 2023 Trust	1,385,030	2%	1,385,030	-	*
Pete Anderson	56,391	*	56,391	-	*
Peter Gonzalez	2,538,861	3%	2,538,861	-	*
Phyllis J. Beckman Trust dated March 29, 2010	98,187	*	98,187	-	*
Raymond Mey	81,544	*	81,544	-	*
Robert J. Robie	97,897	*	97,897	-	*
Robert Peck	12,379	*	12,379	-	*
Robert Scott Buhrer	67,258	*	67,258	-	*
Robinson Interest LLC	318,202	*	318,202	-	*
Rodney Raanan	147,059	*	147,059	-	*
S&MCIC SMSF Pty Ltd.	112,773	*	112,773	-	*
Saleem & Company LLC	72,997	*	72,997	-	*
Scott Dean	108,065	*	108,065	-	*
Scott Dols	704,033	*	704,033	-	*
Shayan Family Trust	221,995	*	221,995	-	*
Simone Jordan	225,545	*	225,545	-	*
Slabosz Discretionary Trust	242,180	*	242,180	-	*
Stan Kwasniewski and Nicole Kwansniewski	195,831	*	195,831	-	*
Standsay Pty Ltd A.C.N. 126 495 921 as Trustee for the Hardwick Tiger Trust	124,529	*	124,529	-	*
Stellar Innovative Solutions Corp.	383,763	*	383,763	-	*
Stephen Katz	2,046,225	2%	2,046,225	-	*
Stephen Parrillo	232,084	*	232,084	-	*
The G. Quinn Jones 2000 Irrevocable Trust	318,840	*	318,840	-	*
Thomas B. Putnam	474,043	*	474,043	-	*
Thomas Jenkins	489,258	*	489,258	-	*
Titan Beeline SPV LLC	15,020	*	15,020	-	*
Todd Costa	213,475	*	213,475	-	*
Tower III, LLC	342,799	*	342,799	-	*
Troy Wynter & Melissa Wynter	45,109	*	45,109	-	*
Uncommon Hour LLC	1,073,129	1%	1,073,129	-	*
Uttarkashi Pty Ltd as trustee for Uttarkashi Trust	532,168	*	532,168	-	*
Walter Mey	522,721	*	522,721	-	*
William Peck	31,981	*	31,981	-	*
WVP Emerging Manager Onshore Fund LLC - Structured Small Cap Lending Series	25,891	*	25,891	-	*
Zed Seven Pty Ltd ATF The Stockwell Family Trust	247,073	*	247,073	-	*

*Less than 1%

(1)	Percentages are based on 4,689,503 shares of Common Stock outstanding as of the date of this Prospectus, and based on 87,794,636 shares of our Common Stock estimated to be outstanding after the conversion and exercise of the Derivative Securities and certain warrants and options issued following the closing of the merger on October 7, 2024. For the purposes of this table we assume the Special Meeting of our stockholders will be held within 60 days of this Prospectus and Proposal 1 at the Special Meeting will be approved. Proposal 1 covers an estimated total of 87,794,636 of Common Stock issuable upon conversion of all Derivative Securities and exercise of certain warrants and options issued or to be issued on or following the closing of the merger on October 7, 2024. This amount does not include other shares of common Stock issuable under anti-dilution rights provided to holders of these securities.

10

(2)	For the purposes of the calculations of Common Stock to be sold pursuant to this Prospectus we are assuming the conversion and exercise in full of all of the outstanding shares of the Derivative Securities and exercise of the warrants, without regard to any limitations on conversions set forth therein. The Shares included in this column represent the Shares being offered by each Selling Stockholder pursuant to this Prospectus.

(3)	Represents the amount of shares that will be held by the Selling Stockholder after completion of this offering based on the assumptions that (a) all Common Stock underlying the securities which Shares are registered for sale under the Registration Statement of which this Prospectus is part of will be sold and (b) no other shares of Common Stock are acquired or sold by the Selling Stockholders prior to completion of this offering. However, the Selling Stockholders may sell all, some or none of such shares offered pursuant to this Prospectus and may sell other shares of Common Stock that they may own pursuant to another Registration Statement under the Securities Act or sell some or all of their shares pursuant to an exemption from the registration provisions of the Securities Act, including under Rule 144.

If any selling stockholder offers and sells shares of common stock pursuant to this prospectus, then we will provide you with a prospectus supplement filed pursuant to Securities Act Rule 424(b)(7), as permitted by Rule 430B(b)(2), which will set forth the name of each selling stockholder, the number of shares of common stock beneficially owned by such selling stockholder and the number of the shares of common stock such selling stockholder is offering. The prospectus supplement also will disclose whether any of the selling stockholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

11

PLAN OF DISTRIBUTION

We or the selling stockholders may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the names of and number of shares of our common stock being sold by the selling stockholders;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

12

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We or a selling stockholder may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or a selling stockholder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Continuous Offering Program

Without limiting the generality of the foregoing, we may enter into a continuous offering program equity distribution agreement with a broker-dealer, under which we may offer and sell shares of our common stock from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the shares of common stock, if any, will be made by means of ordinary brokers’ transactions on the Nasdaq Capital Market or other market on which are shares may then trade at market prices, block transactions and such other transactions as agreed upon by us and the broker-dealer. Under the terms of such a program, we also may sell shares of common stock to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to such broker-dealer as principal, we will enter into a separate terms agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

13

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

The selling stockholders may sell all or a portion of the shares of common stock described in this prospectus and any accompanying prospectus supplement and there can be no assurance that any selling stockholder will sell any or all of the shares of common stock described in this prospectus or any accompanying prospectus supplement. The selling stockholders may act independently of us in making decisions with respect to the timing, manner and size of each of its sales.

In addition to the methods described above, the selling stockholders may use any one or more of the following methods when disposing of their respective shares of common stock:

●	any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale, including the Nasdaq Capital Market, on which the common stock is currently listed;

●	the over-the-counter market;

●	transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	the writing of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

14

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	transactions in which broker-dealers may agree with the selling stockholders to sell a specified number of shares of common stock at a stipulated price;

●	through one or more underwritten offerings on a firm commitment or best efforts basis;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

LEGAL MATTERS

The Law Office of Harvey Kesner P.C. has opined on the validity of the securities being offered hereby.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2023 and 2022 included in this Prospectus have been so included in reliance on the report of M&K CPAs, PLLC, an independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Beeline Financial Holdings, Inc. as of December 31, 2023 and 2022 included in this Prospectus have been so included in reliance on the report of Salberg & Company, P.A., an independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC’s internet site.

15

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference and made a part of this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 1, 2024;

●	Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended December 31, 2023 filed with the SEC on April 30, 2024;

●	our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2024 filed with the SEC on May 13, 2024; for the quarterly period ended June 30, 2024 filed with the SEC on August 14, 2024; and for the quarterly period ended September 30, 2024 filed with the SEC November 15, 2024; and

●	our Current Reports on Form 8-K filed with the SEC on October 7, 2024 (as amended by Form 8-K/A filed December 19, 2024); November 14, 2024; November 15, 2024; November 21, 2024; November 26, 2024; December 3, 2024; December 5, 2024; December 9, 2024; December 13, 2024; December 19, 2024 (8-K/A); December 19, 2024; December 19, 2024; December 30, 2024; January 3, 2025, January 7, 2025, January 21, 2025, January 24, 2025, January 30, 2025, and February 6, 2025.

●	Our definitive proxy statements on form DEF 14A filed with the SEC on November 14, 2024 and December 20, 2024.

●	the description of our common stock contained in our Preliminary Proxy Statement” on Form Pre 14A “Description of Securities” filed with the SEC on January 17, 2025.

All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC (including without limitation, information furnished under Item 2.02 or Item 7.01 of Form 8-K, and any exhibits relating to such information).

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: Beeline Holdings, 755 Main Street, Building 4, Suite 3, Monroe, CT 06468; (458) 800-9154.

16

$100,000,000

Common Stock

Preferred Stock

Warrants

Units

Up to 83,105,133 Shares of Common Stock Offered by Selling Stockholders

Eastside Distilling, Inc.

(dba Beeline Holdings)

PRELIMINARY PROSPECTUS

February 11, 2025

PART II

INFORMATION NOT REQUIRED IN A PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an itemization of the various expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the sale of securities being registered. All amounts are estimates except for the SEC registration fee, the FINRA filing fee and the NASDAQ Capital Market listing fee.

Item	Amount to be paid
SEC registration fee	$8,702.80
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous expenses	*

Total	$8,702.80

* These fees are calculated based on the securities offered and the number of offerings and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of expenses of any offering of securities.

Item 15. Indemnification of Directors and Officers.

Section 78.7502(1) of the Nevada Revised Statutes (“NRS”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

NRS Section 78.7502(2) further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred in connection with the defense or settlement of the action or suit if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) and (2) of NRS Section 78.7502, as described above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense.

II -1

The articles of incorporation, as amended, and the amended and restated bylaws of the Company provide that the Company shall, to the fullest extent permitted by the NRS, as now or hereafter in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (i) is not liable pursuant to NRS Section 78.138; or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Item 16. Exhibits and Financial Statement Schedules

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Form S-1 filed November 14, 2011)
3.2	Articles of Merger (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed November 19, 2014)
3.3	Certificate of Change (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed October 6, 2016)
3.4	Certificate of Change (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed June 14, 2017)
3.5	Certificate of Amendment of Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed August 31, 2021)
3.6	Certificate of Amendment to Designation of Series B Preferred Stock (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-k filed October 25, 2021)
3.7	Certificate of Change (incorporated by reference to Exhibit 3a to the Company’s Form 8-K filed May 9, 2023)
3.8	Certificate of Designation of the Series C Convertible Preferred Stock (incorporated by reference to Exhibit 3.a to the Company’s Form 8-K filed September 29, 2023)
3.9	Certificate of Amendment of Articles of Incorporation (incorporated by reference to Exhibit 3-a to the Company’s Form 8-K filed January 4, 2024)
3.10	Certificate of Designation of the Series D Convertible Preferred Stock (incorporated by reference to Exhibit 3-a to the Company’s Form 8-K filed October 7, 2024)
3.11	Certificate of Designation of the Series E Preferred Stock (incorporated by reference to Exhibit 3-b to the Company’s Form 8-K filed October 7, 2024)
3.12	Certificate of Designation of the Series F Convertible Preferred Stock (incorporated by reference to Exhibit 3-c to the Company’s Form 8-K filed October 7, 2024)
313	Certificate of Correction - Series F Convertible Preferred Stock (incorporated by reference to Exhibit 3(b) to the Company’s Form 8-K filed December 3, 2024)
3.14	Certificate of Designation of the Series F-1 Convertible Preferred Stock (incorporated by reference to Exhibit 3-d to the Company’s Form 8-K filed October 7, 2024)
3.15	Certificate of Correction - Series F-1 Convertible Preferred Stock (incorporated by reference to Exhibit 3(c) to the Company’s Form 8-K filed December 3, 2024)
3.16	Certificate of Designation of the Series G Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed December 3, 2024)
3.17	Certificate of Correction - Series G Convertible Preferred Stock (incorporated by reference to Exhibit 3(a)(2) to the Company’s Form 8-K filed December 3, 2024)
3.18	Second Amended and Restated By-laws (incorporated by reference to Exhibit 10-a to the Company’s Form 8-K filed August 16, 2024)
5.1	Opinion of the Law Office of Harvey Kesner P.C. as to the legality of the securities being registered.*
23.1	Consent of M&K CPAs, PLLC
23.2	Consent of Salberg & Co, P.A.
23.3	Consent of the Law Office of Harvey Kesner P.C. (included in Exhibit 5.1)
107	Filing fee table

*	Filed herewith

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Item 17. Undertakings

(A) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8) The registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Monroe, Connecticut on February 11, 2025.

EASTSIDE DISTILLING, INC.

By:	/s/ Geoffrey Gwin
Geoffrey Gwin
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of Beeline Holdings, Inc. hereby severally constitute and appoint Geoffrey Gwin and Christopher Moe, our true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Geoffrey Gwin	Chief Executive Officer	February 11, 2025
Geoffrey Gwin	(Principal executive officer)

/s/ Christopher Moe	Chief Financial Officer	February 11, 2025
Christopher Moe	(Principal financial and accounting officer)

/s/ Joseph Caltabiano	Director	February 11, 2025
Joseph Caltabiano

/s/ Joseph Freedman	Director	February 11, 2025
Joseph Freedman

/s/ Eric Finnsson	Director	February 11, 2025
Eric Finnsson

/s/ Robert Grammen	Director	February 11, 2025
Robert Grammen

/s/ Stephanie Kilkenny	Director	February 11, 2025
Stephanie Kilkenny

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